Exhibit 99.1

Porter Bancorp, Inc. Reports Second Quarter 2015 Results

Continued Improvement in Asset Quality

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 30, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the second quarter of 2015.

The Company reported net loss attributable to common shareholders for the second quarter of 2015 of $2.0 million, or ($0.08) per basic and diluted common share, compared with net loss attributable to common shareholders of $6.3 million, or ($0.53) per basic and diluted share, for the second quarter of 2014. Net loss attributable to common shareholders for the six months ended June 30, 2015, was $1.3 million, or ($0.06) per diluted common share, compared with net loss attributable to common shareholders of $7.3 million, or ($0.61) per diluted share, for the six months ended June 30, 2014.

Net Interest Income – Net interest income remained unchanged at $7.3 million for the second quarter of 2015 compared to the first quarter of 2015, and decreased from $7.6 million in the second quarter of 2014. Average loans decreased to $641.6 million for the second quarter of 2015 compared with $643.0 million in the first quarter of 2015 and $677.6 million in the second quarter of 2014. Net interest margin remained unchanged at 3.21% in the second quarter of 2015 compared to the first quarter of 2015, and increased from 3.13% in the second quarter of 2014 primarily driven by improving cost of funds which declined to 0.87% in the second quarter of 2015, compared with 0.91% in the first quarter of 2015 and 1.15% in the second quarter of 2014.

Allowance for Loan Losses – The allowance for loan losses to total loans was 2.59% at June 30, 2015 compared to 2.94% at March 31, 2015, and 3.91% at June 30, 2014. The reduced level of the allowance is primarily driven by improving trends in loan category risk ratings and declining historical average charge-off levels. Net loan charge-offs increased to $1.8 million for the second quarter of 2015 compared to $767,000 for the first quarter of 2015, but decreased compared to $6.6 million for the second quarter of 2014. The allowance for loan losses for loans evaluated collectively for impairment was 2.64% at June 30, 2015, compared with 3.18% at March 31, 2015, and 4.15% at June 30, 2014. Because of ongoing improvements in asset quality and management’s confidence in the assessment of risk in the loan portfolio, no provision expense was recorded during 2015.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased considerably to $69.9 million, or 7.13% of total assets at June 30, 2014, compared with $80.1 million, or 7.94% of total assets at March 31, 2015, and $101.3 million, or 9.69% of total assets at June 30, 2014.

Non-performing loans decreased to $30.3 million, or 4.67% of total loans, at June 30, 2015, compared with $36.5 million, or 5.77% of total loans at March 31, 2015 and $44.4 million, or 6.9% of total loans at June 30, 2014. The decrease from the previous quarter was primarily driven by $5.3 million in principal payments received on nonaccrual loans, $608,000 of nonaccrual loans migrating to OREO, and $2.1 million of charge-offs.

OREO at June 30, 2015 decreased to $39.5 million, compared with $43.6 million at March 31, 2015 and $56.9 million at June 30, 2014. The Company acquired $608,000 in OREO and sold $2.4 million in OREO during the second quarter of 2015. Fair value write-downs arising from reductions in listing prices for certain properties as well as updated appraisals totaled $2.3 million in the second quarter of 2015, compared with $300,000 in the first quarter of 2015 and $400,000 in the second quarter of 2014. Progress continues to be made in the disposition of OREO. Currently, $12.7 million of OREO property is subject to a contract for sale or letter of intent.

The following table details past due loans and non-performing assets as of:

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(in thousands)
Past due loans:
30 – 59 days	$1,941	$4,370	$3,960	$3,507	$3,057
60 – 89 days	650	1,769	980	3,333	991
90 days or more	92	18	151	—	—
Nonaccrual loans	30,215	36,500	47,175	44,670	44,375
Total past due and nonaccrual loans	$32,898	$42,657	$52,266	$51,510	$48,423

Loans past due 90 days or more	$92	$18	$151	$—	$—
Nonaccrual loans	30,215	36,500	47,175	44,670	44,375
OREO	39,545	43,618	46,197	54,507	56,882
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$69,852	$80,136	$93,523	$99,177	$101,257

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $18.5 million at June 30, 2015, compared to $18.8 million at March 31, 2015 and $32.4 million at June 30, 2014.

Non-interest Income – Non-interest income decreased $1.1 million to $1.6 million for the second quarter of 2015, compared with $2.7 million for the first quarter of 2015, and increased $616,000 compared with $949,000 for the second quarter of 2014. The decline in non-interest income was driven primarily by a reduction in gains on the sales of securities which totaled $199,000 in the second quarter of 2015, compared to $1.5 million in the first quarter of 2015. The increase from the second quarter of 2014 was due to an increase in gains on the sales of securities of $197,000, and an increase in OREO rental income of $354,000.

Non-interest Expense – Non-interest expense increased $1.6 million to $11.0 million for the second quarter of 2015, compared with $9.4 million for the first quarter of 2015, and increased $1.2 million compared with $9.8 million for the second quarter of 2014. The increase from the first quarter of 2015 was primarily due to an increase in OREO expenses of approximately $2.2 million, partially offset by decreases in professional fees and other non-interest expenses. OREO expenses increased primarily due to an increase in fair value write-downs of $2.0 million resulting from declines in the fair value of the real estate based upon reductions in listing prices for certain properties as well as updated appraisals.

Capital – At June 30, 2015, PBI Bank’s Tier 1 leverage ratio improved slightly to 5.95% compared with 5.84% at March 31, 2015, and its Total risk-based capital ratio was 10.34% at June 30, 2015 compared with 10.26% at March 31, 2015, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At June 30, 2015, Porter Bancorp’s leverage ratio was 4.25% compared with 4.13% at March 31, 2015, and its Total risk-based capital ratio was 10.25%, compared with 10.00% at March 31, 2015. At June 30, 2015, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.43% compared with 8.32% at March 31, 2015, and Porter Bancorp’s Common equity Tier I risk-based capital ratio was 4.42% compared with 4.68% at March 31, 2015.

Management and the Board of Directors remain committed to evaluating and implementing appropriate strategies for increasing the Company’s capital in order to meet the capital requirements of the Consent Order.

Tax Benefit Preservation Plan - On June 24, 2015, the Board of Directors approved the adoption of a tax benefits preservation plan designed to preserve the value of certain of the Company’s deferred tax assets primarily associated with net operating loss carryforwards (NOLs) under Section 382 of the Internal Revenue Code.

NOLs can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use its NOLs would be limited if there was an “ownership change” under Section 382. This would occur if shareholders owning (or deemed to own under the tax rules) 5% or more of the Company’s stock increase their aggregate ownership of the Company by more than 50 percentage points over a defined period of time. The plan is intended to reduce the likelihood of an “ownership change” occurring as a result of the buying and selling of the Company’s common stock.

The primary purpose of the tax preservation plan is to protect the value of our NOLs for our shareholders. While our net deferred tax asset of $51.9 million at June 30, 2015 is subject to a full valuation allowance, it remains very important to the Company.

In connection with the plan, the Company declared a dividend of one preferred stock purchase right for each share of common stock outstanding as of the close of business on July 10, 2015. Any shareholder or group that acquires beneficial ownership of 5 percent or more of the Company (an “acquiring person”) could be subject to significant dilution in its holdings if the Board of Directors does not approve such acquisition. Existing shareholders holding 5 percent or more of the Company will not be considered acquiring persons unless they acquire additional shares, subject to certain exceptions described in the plan. In addition, in its discretion, the Board of Directors may exempt certain transactions and certain persons whose acquisition of securities is determined by the Board not to jeopardize the Company’s deferred tax assets. The rights will expire on July 29, 2018 or earlier in certain circumstances.

Additional information regarding the plan was provided on June 29, 2015 in a Current Report on Form 8-K and in a Registration Statement on Form 8-A filed with the Securities and Exchange Commission.

PBIB-G

Forward-Looking Statements
Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information
Unaudited supplemental financial information for the first quarter ending June 30, 2015 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/15	3/31/15	6/30/14	6/30/15	6/30/14

Income Statement Data
Interest income	$9,167	$9,203	$10,166	$18,370	$20,063
Interest expense	1,828	1,913	2,552	3,741	5,149
Net interest income	7,339	7,290	7,614	14,629	14,914
Provision for loan losses	—	—	6,300	—	6,300
Net interest income after provision	7,339	7,290	1,314	14,629	8,614

Service charges on deposit accounts	475	409	487	884	955
Bank card interchange fees	229	203	205	432	366
Other real estate owned income	372	357	18	729	25
Gains (losses) on sales of securities, net	199	1,497	2	1,696	46
Other	290	230	237	520	472
Non-interest income	1,565	2,696	949	4,261	1,864

Salaries & employee benefits	4,028	3,847	3,949	7,875	7,690
Occupancy and equipment	828	870	896	1,698	1,788
Professional fees	714	979	484	1,693	773
FDIC insurance	564	570	571	1,134	1,111
Data processing expense	278	304	280	582	549
State franchise and deposit tax	285	285	405	570	830
Other real estate owned expense	2,932	733	774	3,665	1,436
Loan collection expense	291	283	1,249	574	1,788
Other	1,114	1,521	1,196	2,635	2,341
Non-interest expense	11,034	9,392	9,804	20,426	18,306

Income (loss) before income taxes	(2,130)	594	(7,541)	(1,536)	(7,828)
Income tax expense (benefit)	—	—	(1,307)	—	(1,307)
Net income (loss)	(2,130)	594	(6,234)	(1,536)	(6,521)
Less:
Dividends on preferred stock	—	—	789	—	1,574
Earnings (loss) allocated to participating securities	(91)	185	(693)	(269)	(772)
Net income (loss) attributable to common	$(2,039)	$409	$(6,330)	$(1,267)	$(7,323)

Weighted average shares – Basic	24,589,507	17,493,397	11,981,121	21,079,238	11,992,925
Weighted average shares – Diluted	24,589,507	17,493,397	11,981,121	21,079,238	11,992,925

Basic earnings (loss) per common share	$(0.08)	$0.02	$(0.53)	$(0.06)	$(0.61)
Diluted earnings (loss) per common share	$(0.08)	$0.02	$(0.53)	$(0.06)	$(0.61)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/15	3/31/15	6/30/14	6/30/15	6/30/14

Average Balance Sheet Data
Assets	$1,003,507	$1,011,561	$1,056,809	$1,007,512	$1,065,151
Loans	641,587	642,959	677,643	642,269	687,857
Earning assets	930,415	936,037	991,416	933,210	1,005,218
Deposits	924,840	931,698	966,164	928,250	975,117
Long-term debt and advances	33,208	33,902	35,372	33,553	35,303
Interest bearing liabilities	846,892	854,423	893,921	850,637	902,506
Stockholders’ equity	33,770	33,971	37,611	33,870	37,303

Performance Ratios
Return on average assets	(0.85)%	0.24%	(2.37)%	(0.31)%	(1.23)%
Return on average equity	(25.30)	7.09	(66.48)	(9.15)	(35.25)
Yield on average earning assets (tax equivalent)	4.00	4.03	4.16	4.02	4.08
Cost of interest bearing liabilities	0.87	0.91	1.15	0.89	1.15
Net interest margin (tax equivalent)	3.21	3.21	3.13	3.21	3.04
Efficiency ratio	126.75	110.64	114.52	118.80	109.41

Loan Charge-off Data
Loans charged-off	$(2,264)	$(1,327)	$(8,323)	$(3,591)	$(11,405)
Recoveries	476	560	1,741	1,036	2,114
Net charge-offs	$(1,788)	$(767)	$(6,582)	$(2,555)	$(9,291)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$36,500	$47,175	$77,344	$47,175	$101,767
Net principal pay-downs	(5,336)	(10,754)	(12,195)	(16,090)	(22,440)
Charge-offs	(2,082)	(955)	(8,125)	(3,037)	(10,597)
Loans foreclosed and transferred to OREO	(608)	(337)	(13,331)	(945)	(30,226)
Loans returned to accrual status	(620)	(78)	(2,362)	(698)	(3,232)
Loans placed on nonaccrual during the period	2,361	1,449	3,044	3,810	9,103
Nonaccrual loans at end of period	$30,215	$36,500	$44,375	$30,215	$44,375

Troubled Debt Restructurings (TDRs)
Accruing	$18,548	$18,798	$32,389	$18,548	$32,389
Nonaccrual	15,006	19,002	18,500	15,006	18,500
Total	$33,554	$37,800	$50,889	$33,554	$50,889

Other Real Estate Owned (OREO) Activity (Net of Allowance)
OREO at beginning of period	$43,618	$46,197	$45,918	$46,197	$30,892
Real estate acquired	608	347	13,515	955	30,866
Valuation adjustment write-downs	(2,330)	(300)	(400)	(2,630)	(650)
Proceeds from sales of properties	(2,391)	(2,629)	(2,205)	(5,020)	(4,280)
Gain (loss) on sales, net	40	3	54	43	54
OREO at end of period	$39,545	$43,618	$56,882	$39,545	$56,882

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14

Assets
Loans	$648,321	$632,428	$624,999	$638,360	$643,030	$682,591
Allowance for loan losses	(16,809)	(18,597)	(19,364)	(24,198)	(25,133)	(25,415)
Net loans	631,512	613,831	605,635	614,162	617,897	657,176
Loans held for sale	125	—	8,926	—	280	—
Securities held to maturity	42,202	42,263	42,325	42,386	43,488	43,550
Securities available for sale	151,758	157,290	190,791	192,146	180,723	166,442
Federal funds sold & interest bearing deposits	63,987	101,872	66,011	73,494	95,353	99,286
Cash and due from financial institutions	7,403	7,899	14,169	11,336	6,913	7,449
Premises and equipment	19,167	19,323	19,507	19,649	19,788	19,821
Bank owned life insurance	9,320	9,231	9,167	9,103	9,039	8,981
FHLB Stock	7,323	7,323	7,323	7,323	7,323	7,323
Other real estate owned	39,545	43,618	46,197	54,507	56,882	45,918
Accrued interest receivable and other assets	6,998	7,056	7,938	6,608	7,181	7,584
Total Assets	$979,340	$1,009,706	$1,017,989	$1,030,714	$1,044,867	$1,063,530

Liabilities and Equity
Certificates of deposit	$564,253	$597,117	$574,681	$609,682	$631,110	$656,475
Interest checking	84,627	86,614	91,086	76,431	76,625	79,689
Money market	110,529	102,349	109,734	100,890	95,946	89,678
Savings	35,942	36,418	36,430	36,364	37,178	38,524
Total interest bearing deposits	795,351	822,498	811,931	823,367	840,859	864,366
Demand deposits	108,800	108,011	114,910	110,165	109,956	110,507
Total deposits	904,151	930,509	926,841	933,532	950,815	974,873
Federal funds purchased & repurchase agreements	1,265	1,145	1,341	1,817	2,451	2,240
FHLB advances	3,430	3,597	15,752	16,940	14,134	4,345
Junior subordinated debentures	29,500	29,725	29,950	30,175	30,400	30,625
Accrued interest payable and other liabilities	10,949	10,758	10,640	18,922	16,453	15,110
Total liabilities	949,295	975,734	984,524	1,001,386	1,014,253	1,027,193

Preferred stockholders’ equity	2,771	2,771	8,552	38,283	38,283	38,283
Common stockholders’ equity (deficit)	27,274	31,201	24,913	(8,955)	(7,669)	(1,946)
Total stockholders’ equity	30,045	33,972	33,465	29,328	30,614	36,337
Total Liabilities and Stockholders’ Equity	$979,340	$1,009,706	$1,017,989	$1,030,714	$1,044,867	$1,063,530

Ending shares outstanding	25,759,223	25,663,495	14,890,514	13,099,400	13,104,853	12,894,741
Book value per common share	$1.06	$1.22	$1.67	$(0.68)	$(0.59)	$(0.15)
Tangible book value per common share	1.03	1.18	1.61	(0.76)	(0.67)	(0.25)

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Asset Quality Data
Loan 90 days or more past due still on accrual	$92	$18	$151	$—	$—	$—
Nonaccrual loans	30,215	36,500	47,175	44,670	44,375	77,344
Total non-performing loans	30,307	36,518	47,326	44,670	44,375	77,344
Real estate acquired through foreclosures	39,545	43,618	46,197	54,507	56,882	45,918
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$69,852	$80,136	$93,523	$99,177	$101,257	$123,262

Non-performing loans to total loans	4.67%	5.77%	7.57%	7.00%	6.90%	11.33%
Non-performing assets to total assets	7.13	7.94	9.19	9.62	9.69	11.59
Allowance for loan losses to non-performing loans	55.46	50.93	40.92	54.17	56.64	32.86

Allowance for loans evaluated individually	$842	$254	$752	$1,788	$1,753	$2,453
Loans evaluated individually for impairment	49,011	55,299	71,993	78,695	79,742	122,158
Allowance as % of loans evaluated individually	1.72%	0.46%	1.04%	2.27%	2.20%	2.01%

Allowance for loans evaluated collectively	$15,967	$18,343	$18,612	$22,410	$23,380	$22,962
Loans evaluated collectively for impairment	599,310	577,129	553,006	559,665	563,288	560,433
Allowance as % of loans evaluated collectively	2.66%	3.18%	3.37%	4.00%	4.15%	4.10%

Allowance for loan losses to total loans	2.59%	2.94%	3.10%	3.79%	3.91%	3.72%

Loans by Risk Category
Pass	$509,843	$480,545	$461,126	$446,166	$434,853	$415,144
Watch	67,712	76,876	68,200	83,711	91,208	104,171
Special Mention	1,718	1,110	4,189	4,431	3,223	4,069
Substandard	69,048	73,897	91,484	104,052	113,746	159,207
Doubtful	—	—	—	—	—	—
Total	$648,321	$632,428	$624,999	$638,360	$643,030	$682,591

Risk-based Capital Ratios - Company
Tier I leverage ratio	4.25%	4.13%	4.51%	4.02%	4.10%	4.87%
Common equity Tier I risk-based capital ratio	4.42	4.68	N/A	N/A	N/A	N/A
Tier I risk-based capital ratio	6.02	5.85	6.70	5.93	6.19	7.22
Total risk-based capital ratio	10.25	10.00	10.61	10.05	10.27	10.93

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	5.95%	5.84%	5.78%	6.09%	5.96%	6.36%
Common equity Tier I risk-based capital ratio	8.43	8.32	N/A	N/A	N/A	N/A
Tier I risk-based capital ratio	8.43	8.32	8.59	8.99	9.00	9.44
Total risk-based capital ratio	10.34	10.26	10.57	11.01	11.06	11.50

FTE employees	253	258	264	268	275	263

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer